DECLARATION OF TRUST, dated as of March 21, 1995, between
SunAmerica Inc., a Maryland corporation, as Sponsor, and James R. Belardi, Scott Richland, Scott L. Robinson, The Bank of New York, a New York banking corporation, and The Bank of New York (Delaware), a Delaware banking corporation, not in their individual capacities but solely as Trustees. The Sponsor and the Trustees hereby agree as follows:

               1. The trust created hereby shall be known as "SunAmerica Capital Trust I", in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

               2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in the form attached hereto.

               3. The Sponsor and the Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party and substantially in the form included as Exhibit 4.5 to the 1933 Act Registration Statement referred to below, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

               4. The Sponsor and the Trustees hereby authorize and direct the Sponsor, as the sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-4 (File Nos. 33-56961 and 33-56961-01) (the "1933 Act Registration Statement") including Amendment No. 3 thereto and any further pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust, (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended and (c) an Issuer Tender Offer Statement on Schedule 13E-4 and any other tender offer statement required to be filed by the Trust with the Commission (including, if necessary, Schedule 14D-1) relating to the exchange offer (the "Offer") described in the 1933 Act Registration (collectively, the "Tender Offer Schedules") and any amendment or supplement thereto; (ii) to file with the New York Stock Exchange and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the New York Stock Exchange; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable and (iv) to execute on behalf of the Trust that certain Dealer Manager Agreement among the Trust, the Sponsor and Merrill Lynch, Pierce, Fenner & Smith Incorporated relating to the Offer, substantially in the form included as Exhibit 1.1 to the 1933 Act Registration Statement. In the event that any filing referred to in clauses (i)-(iii) above is required by the rules and regulations of the Commission, the New York Stock Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by the Trustees, James R. Belardi, Scott Richland and Scott L. Robinson, in their capacities as Trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that The Bank of New York and The Bank of New York (Delaware), in their capacities as Trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or state securities or blue sky laws. In connection with all of the foregoing, the Sponsor and each Trustee, solely in its capacity as Trustee of the Trust, hereby constitutes and appoints Eli Broad, Jay S. Wintrob, Susan L. Harris and James M. Lurie, and each of them, as his, her or its, as the case may be, true and lawful attorneys-in-fact, and agents, with full power of substitution and resubstitution, for the Sponsor or such Trustee or in the Sponsor's or such Trustee's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement, the 1934
Act Registration Statement and the Tender Offer Schedules and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor or such Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, shall do or cause to be done by virtue hereof.

               5. This Declaration of Trust may be executed in one or more counterparts.

               6. The number of Trustees initially shall be five (5) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than five (5); and provided, further that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty days prior notice to the Sponsor.


               IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

                                   SunAmerica Inc.,
                                   as Sponsor



                                   By: /s/ James R. Belardi
                                       ----------------------------------
                                       Name:  James R. Belardi
                                       Title: Senior Vice President and
                                               Treasurer


                                   The Bank of New York,
                                   not in its individual capacity
                                   but solely as Trustee


                                   By: /s/ Betty A. Cocozza
                                       ----------------------------------
                                       Name:   Betty A. Cocozza
                                       Title:  Assistant Treasurer

                                   The Bank of New York (Delaware),
                                   not in its individual capacity
                                   but solely as Trustee


                                   By: /s/ David Ruley
                                       ----------------------------------
                                       Name:  David Ruley
                                       Title: Senior Vice President


                                      /s/ James R. Belardi
                                      ----------------------------------
                                      James R. Belardi,
                                      not in his individual capacity
                                      but solely as Trustee


                                      /s/ Scott Richland
                                      ----------------------------------
                                      Scott Richland,
                                      not in his individual capacity
                                      but solely as Trustee


                                      /s/ Scott L. Robinson
                                      ----------------------------------
                                      Scott L. Robinson,
                                      not in his individual capacity
                                      but solely as Trustee



                             CERTIFICATE OF TRUST
                                      OF
                          SUNAMERICA CAPITAL TRUST I


               This Certificate of Trust of SunAmerica Capital Trust I (the "Trust"), dated March 21, 1995, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del.C. Section 3801 et seq.).

               1. Name. The name of the business trust formed hereby is SunAmerica Capital Trust I.

               2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is The Bank of New York (Delaware), a Delaware banking corporation, White Clay Center, Route 273, Newark, Delaware 19711.

               3. Effective Date. This Certificate of Trust shall be effective as of its filing.

               IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                      The Bank of New York,
                                      as trustee



                                      By:  /s/ Betty A. Cocozza
                                      ----------------------------------
                                          Name:  Betty A. Cocozza
                                          Title: Treasurer


                                      The Bank of New York (Delaware),
                                      as trustee



                                      By:  /s/ David Ruley
                                      ----------------------------------
                                          Name:  David Ruley
                                          Title: Senior Vice President






                                            /s/ James R. Belardi
                                       ----------------------------------
                                          James R. Belardi,
                                          as trustee



                                            /s/ Scott Richland
                                       ----------------------------------
                                          Scott Richland,
                                          as trustee



                                            /s/ Scott L. Robinson
                                       ----------------------------------
                                          Scott L. Robinson,
                                          as trustee